SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                               July 23, 1997
                     (Date of earliest event reported)

                               FIRST USA BANK

           (Exact name of Registrant as specified in its charter)
                     FIRST USA CREDIT CARD MASTER TRUST

          DELAWARE              333-24227              76-0039224
          (State of         (Commission File No.)    (IRS Employer
          Incorporation)                             Identification No.)

            201 NORTH WALNUT STREET, WILMINGTON, DELAWARE 19801
        (Address of principal executive offices, including zip code)

                               (302) 594-4000
            (Registrant's telephone number, including area code)


          ITEM 5. OTHER EVENTS

               Effective July 1997, the First USA Credit Card
          Master Trust (the "Master Trust") began implementation of a charge-off policy to align it with that of BANC ONE
          CORPORATION ("BANC ONE"). BANC ONE completed its acquisition of First USA, Inc. on June 27, 1997.

               First USA Bank, as servicer of the Master Trust, will now begin generally charging off a contractually past due account immediately prior to the end of the "sixth billing cycle" compared with the prior "seventh billing cycle" policy. However, charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders.

               For the Master Trust, it is currently anticipated that this change in charge-off policy will be fully implemented by year-end 1997. During this period, this policy change may result in a decrease in the number of accounts and the amount of receivables delinquent but may also result in an increase in reported gross charge-offs net of recoveries.

               The Master Trust portfolio is only a portion of the managed portfolio of First USA. As such, delinquency and loss experience with respect to First USA's entire managed credit card portfolio may differ from that of the Master Trust.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:     July 23, 1997       FIRST USA BANK


                                        By:/s/Peter W. Atwater
                                        ____________________________
                                        Name: Peter W. Atwater
                                        Title: Executive Vice President